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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Trenton Savings Bank FSB
TSBusiness Finance Corporation (as subsidiary of Trenton Savings Bank FSB) Manchester Trust Bank (a subsidiary of Trenton Savings Bank FSB)